Exhibit 3.4

Business Number E0037162017 - 4 Filed in the Office of Filing Number 20255335541 Secretary of State State Of Nevada Filed On 11/21/2025 8:37:00 AM Number of Pages 4

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CERTIFICATE OF DESIGNATION ESTABLISHING THE DESIGNATION, POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS OF SERIES A PREFERRED STOCK OF YIJlA GROUP CORP. (fHE "CORPORATION") Pursuant to NRS Sec/ions 78.195 and 78.1955 I . Designation and Number of Shares . The series will be known as the Series A Preferred Stock (the "Series A Preferre d Stock"), and wil! be a series consisting of 3 , 000 , 000 shares of the authorized but unissued preferred stock of the Corporation, having a par valu e of $ 0 . 00 I per share . Such number of shares of Series A Preferred Stock (each a "Share" and, collectively, the "Shares") may be increased or decreased by the Board of Directors of the Corporation fro m time to time, provided that the number of Shares shall not be decreased below the number of Shares then is : med and outstanding, plus the number of Shares of such serie s reserved for issuanc e upon exercise of outstanding rights, options or warrants or upon the conversion or exchange of outstanding securitie s issued by the Corporation, nor increased abov e the amount authorized in the Article s of Incorporation of the Corporation 2 , Dividends ; Distribution and Liguidation Rights . The Holders of the Senes A Preferred Stock will not be entitled to participate with the holders of Common Stock (defined below) in any dividends or distributions . The Series A Preferred Stock shall not participate om the distribution of asset or property of the Corporation upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary . 3. Votin&....Bh:!!ts. a. Preferred Stock Voting Rights . Each Share of Series A Preferred Stock shall entitle the Holder thereof to vote with the holders of Common Stock, voting together as a single class, with respect to any and all matters presented to the holders of Common Stock for their action, consideration or consent, whether at any special or annual meeting of stockholders, by \ . \ 'ritten action of stockholders in lieu of a meeting (to the extent permitted by the Articles of Incorporation and the Nevada Revised Statutes), or otherwise . With respect to any such vote, each Share of Series A Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to participate in such vote shall entitle the Holder thereof to cast twenty (20) votes (such number of votes, the "Preferred Stock Voting Ratio"), which votes shall be identical in all respects to, and counted on the same basis as, votes of shares of Common Stock and included in the totals for the Common Stock . The Preferred Stock Voting Ratio is subject to adjustment pursuant to subsection (c) of this Section 3 . b. Limitations on Amendments to the Certificate of Designation . For so long as any Shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for such pwpose, given in person or by proxy, by Holders holding, in the aggregate, at least a majority of the outstanding Shares of Series A Preferred Stock (excluding any Shares held of record in the name of the Corporation or any of its subsidiaries), voting as a separate class, amend, alter or repeal (including by means of a merger, consolidation or otherwise) any provision of the Articles of Incorporation or this Certificate of Designation that would alter or change the rights, preferences or privileges of the Series A Preferred Stock in a manner adverse to the Holders of Shares of Series A Preferred Stock In any case in which the Holders of Scncs A Preferred Stock shall be entitled to vote as a separate class pursuant to this Certificate of Designation, the Articles of Incorporation or Nevada law, each Holder shall be entitled to one vote for each Share of Series A Preferred Stuck held on the record date for determining the stockholders of the Corporation eligible to vote thereon . c. Stock Splits, Subdivisions, Reclassifications or Combinations . In the event that the Corporation, at any time from and after the date of this Certificate of Designation, (i) pays any dividends or distributions with respect to the Common Stock, in the form of additional shares of Common Stock, or (ii) subdivides (by stock split, recapitalization, or otherwise) the outstanding shares of Common Stock mto a greater number of shares, the Preferred Stock Voting Ratio in effect immediately prior to any such event, shall be proportionally increased In the event that the Corporation, at any time from and after the date of this Certificate of Designation, combines (by reverse stock split, recapitalization, or otherwise) the outstanding Common Stock into a smaller number of shares, the Preferred

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Stock Voting Ratio in effect immediately prior to any such event shall be proporhom 1 lly decreased . Any adjustment under this subsection (c) of this Section 3 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective, and successive adjustments shall he made, without duplication, whenever any such dividend, subdivision or combination shat! occur . d . Statement Regarding Adjustments Promptly following any adJustment to the Preferred Stock Voting Ratio as provided in subsection (c) of this Section 3 , the Corporation shall (i) file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, and, as applicable, the Preferred Stock Voting Ratio that shall be in effect after such adjustment, and (ii) deliver a copy of such statement to each Holder . 4, Ri&!!,t to Convert. 11 . Optional Conversion . Each Share of Series A Preferred Stock is convertible at the option of the Holder at any time into one (I) share of Common Stock (the "Conversion Rate") . b. Notice of Conversion . In order for 11 Holder of Series A Preferred Stock to voluntarily convert any Shares of Series A Preferred Stock into shares of Common Stock, such Holder shall (a) provide written notice to the Corporation's transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own trnnsfer agent) that such Holder elects to convert all or any number of such Holder's Shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such Holder's Shares are certificated, surrender the certificate or certificates for such Shares of Series A Preferred Stock (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) . Such notice shall state such Holder's name or the names of the nominees in which such Holder wishes the shares of Common Stock to be issued . If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered Holder or his, her or its attorney duly authorized in writing . The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the "Conversion Time"), and the shares of Common Stock issuable upon conversion of the specified Shares shall be deemed to be outstanding of record as of such date . The Corporation shall, as soon as practicable after the Conversion Time issue and deliver to such Holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates (or notice ofuncertificated stock) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Shares of Series A Preferred Stock, represented by the surrendered certificate that were not converted into Common Stock . c. Fractional Shares . No fractional shares of Common Stock shall be issued opon conversion of the Series A Preferred Stock . In lieu of any fractional shares to which the Holder would otherwise be entitled, the nwnber of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock shall he rounded to the nearest whole share . d. Adjustments . The Conversion Rate shall be proportionately adjusted for any stock split, reverse split, stock dividend, combination, or reclassification affecting the Common Stock . No other price - based or anti - dilution adjustments shall apply . e. Reservation of Shares . The Corporation shall at all times when any Shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock ; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding Shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be

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sufficient for such pw - poses, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation or to the Articles of Incorporntion . Before taking any action that would require the issuance of additional shares of Common Stock upon conversion of the Series A Preferred Stock, the Corporation shall take all corporate action necessary to ensure it may be validly and legally issue fully paid and non - assessable shares of Common Stock upon such conversion, in accordance with the Conversion Rate then in effect . f . Termination of Conversion Rights . In the event of a liquidation, dissolution or wmding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Holders of Series A Preferred Stock g . Effect of Conversion . All Shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Shares shall immediately cease and terminate at the Conversion Time, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor_ Any Shares of Series A Preferred Stock so converted shaII be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of Shares of Scncs A Preferred Stock accordingly . 5. No Implied Limitations . Except as otherwise provided by express provisions of this Certificate of Designation, nothing herein shall limit, by influence or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of preferred stock and to fix or alter any terms thereof to the full extent provided in the Articles of Incorporation of the Corporation . 6. Protective Provisions . In addition to any other rights provided by law, without first obtaining the affirmative vote or written consent of the Holders of a majority of the then - outstanding Shares of Series A Preferred Stock, the Corporation shall not amend or repeal any provision of, or add any provision to, this Certificate of Designation, if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Series A Preferred Stock . 7. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings: "Common Stock" means the common stock, par value $0.001 per share, of the Corporation . "Holder" means a holder of record of one or more Shares, as reflected in the stock records of the Corporation or the Transfer Agent, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the Shares for all purposes. "Transfer Agent" me ೦ ns the transfer agent that may be appointed from time to time by the Corporation to maintain a register and record transfers of record ownership of the Shares . The Certificate of Designation shall become effective upon filing with the Secretary of State of the State of Nevada.

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